UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2015

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On April 13, 2015, Incyte Corporation (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement, dated as of January 11, 2014, between the Company and Hervé Hoppenot (the “Agreement”).  Mr. Hoppenot is the Company’s President and Chief Executive Officer.  The Amendment eliminates, effective as of January 1, 2015, the provision in the Agreement providing that, in connection with the Company’s payment of premiums in connection with a life and disability insurance policy for the benefit of Mr. Hoppenot or his estate, the Company shall gross-up each premium payment for the amount of federal, state and local income taxes incurred by Mr. Hoppenot on account of such payment.

Also as of April 13, 2015, the Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Hoppenot’s base salary, effective as of January 1, 2015, in the amount of $80,000, to $904,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 13, 2015

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel